                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 27th day of February, 1997, is made by and between GFSI, INC., a Delaware corporation (the "Company"), and ROBERT M. WOLFF, an individual ("Executive").


                              W I T N E S S E T H:

     WHEREAS, Executive has been actively involved in the business of Winning Ways, Inc., a Missouri corporation ("Winning Ways"), as an employee, stockholder, officer and member of the Board of Directors; and

     WHEREAS, the Company and GFSI Holdings, Inc., a Delaware corporation ("Holdings"), collectively, have agreed to purchase all of the issued and outstanding shares of capital stock of Winning Ways pursuant to an Agreement for Purchase and Sale of Stock, dated January 24, 1997 (the "Purchase Agreement"), by and among the Company, Holdings and all the stockholders of Winning Ways;

     WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Winning Ways will be merged with and into the Company, with the Company as the surviving entity;

     WHEREAS, the Company desires to retain the services of Executive and Executive desires to be retained by the Company;

     NOW, THEREFORE, in consideration of the premises, the covenants and the agreements contained herein, the parties hereto agree as follows:

     1. Employment. The Company hereby retains the Executive as the Chairman of the Company, and the Executive hereby agrees to serve as the Chairman of the Company, for a term commencing as of the date of this Agreement and ending on the tenth 10th) anniversary of the date of this Agreement. The Executive shall be accessible to the Company and shall undertake and perform such services as are reasonably requested by the Company's Board of Directors, including, without limitation, assisting in any transition necessitated by the sale of the stock of Winning Ways and fostering the Company's relationships with its suppliers and customers. Notwithstanding the foregoing, the Company acknowledges that the Executive has historically taken, and will continue to take, frequent and lengthy vacations. According, the Company understands that the Executive will not undertake a full-time work schedule.

     2. Salary. During the term of this Agreement, the Company will pay Executive an annual salary (the "Salary") as set forth on Exhibit A attached hereto, payable in substantially equal monthly or more frequent installments.

     3. Benefits. During the term of this Agreement, the Executive will receive the benefits set forth on Exhibit B attached hereto. Such benefits will be essentially the same as Executive received while employed by Winning Ways, including (x) a secretary, (y) an assistant and (z) the use of three automobiles of a type similar to the makes and models provided by Winning Ways to the Executive prior to the date hereof; provided, however, the Executive shall not receive any (i) stock options or (ii) bonuses.

     4. Expenses. The Company shall reimburse the Executive for such ordinary, necessary and reasonable business expenses as are advanced by him in the performance of his services hereunder; but such expenses shall be substantiated by the Executive in writing to the reasonable satisfaction of the Company. Notwithstanding the preceding sentence, the Company shall not reimburse the Executive for any commuting expenses to or from the Company or any of its facilities.

     5. Termination.

     (a) The Company may terminate this Agreement, all of the Company's obligations under this Agreement, and Executive's employment hereunder for "cause," upon the delivery of written notice to Executive, following the occurrence of any one of the following events on the part of Executive:

     1. Conviction of any felony;

     2. Executive's violation of any non-competition agreement with the Company or with any Affiliate (as defined in the Purchase Agreement) of the Company.

     3. Total or partial disability of Executive that has continued for at least 12 months;

     4. Frequent drunkenness on the job; or

     5. The death of Executive.

     (b) In the event that this Agreement is terminated by the Company for "cause" or voluntarily terminated by Executive, the Company shall pay any amounts earned by Executive under Section 2 hereof up to the date of termination.

     (c) If the Company terminates this Agreement for "cause," but the Executive contests such termination, the Company shall continue to make all payments required by Section 2 of this Agreement after the date of such termination until and unless a final judgment is rendered in favor of the Company and against the

Executive. For purposes of this section, a final judgment means a judgment from which there is no possibility of further appeal.

     6. Inventions, Etc. The Executive agrees that all inventions conceived of or developed by the Executive during the term of his employment with the Company, whether alone or jointly with others and whether during working hours or otherwise, which relate to the business or interests of the Company, or any business or other company in which the Company or Holdings now or hereafter has an ownership interest, shall be the Company's exclusive property. The Executive shall (i) promptly disclose in writing to the Company each invention, conceived or developed by the Executive during the term of his employment with the Company, (ii) assign all rights to such inventions to the Company and (iii) assist the Company in every way to obtain and protect any patents, trademarks or copyrights on such inventions.

     7. Notices. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and
(i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service for next day delivery, with delivery confirmed, or
(iv) telecopied, with receipt confirmed, addressed as follows:

     a. If to Executive:

        Robert M. Wolff
        6432 Aberdeen
        Prairie Village, Kansas 66208

with a copy to:

        Leonard Rose, Esq.
        Rose, Brouillette & Shapiro, P.C.
        4900 Main Street, 11th Floor
        Kansas City, MO 64112
        Telecopier: 816-756-1639

     b. If to the Company to:

        GFSI, Inc.
        9700 Commerce Parkway
        Lenexa, Kansas 66219
        Attention:  John L. Menghini
        Telecopier: 913-752-3336

with copies to:

        GFSI Holdings, Inc.
        9 West 57th Street, Suite 4000

        New York, New York  10019
        Attention: A. Richard Caputo, Jr.
        Telecopier: 212-750-5263


        G. Robert Fisher, Esq.
        Bryan Cave LLP
        1200 Main Street, Suite 3500
        Kansas City, Missouri 64105
        Telecopier: 816-391-7600

or such other persons or addresses as shall be furnished in writing by either party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) three days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     8. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Executive.

     9. Attorneys' Fees. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's reasonable expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment, including contempt, garnishment, levy, discovery and bankruptcy. "Expenses" shall include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed and who prevails by dismissal, default or otherwise.

     10. Governing Law. This Agreement shall be governed by the law of the State of Missouri as to all matters, including, but not limited to, matters of validity, construction, effect and performance, except that no doctrine of choice of law shall be used to apply any law other than of Missouri.

     11. Severability. The Company and Executive believe the covenants contained in this Agreement are reasonable and fair in all respects, and are necessary to protect the interests of the Company and Executive. However, in case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

     12. Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against either party based upon the source of the draftsmanship hereof.

     13. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

                                                COMPANY:

                                                GFSI, INC.


                                                By /s/ John L. Menghini
                                                   -----------------------------
                                                   John L. Menghini, President


                                                EXECUTIVE:

                                                /s/ Robert M. Wolff
                                                --------------------------------
                                                Robert M. Wolff

                                                                       EXHIBIT A
                                                                       ---------

                                     SALARY
                                     ------


YEAR                                                                     SALARY
----                                                                     ------
March 1, 1997 - February 28, 1998                                       $140,000

March 1, 1998 - February 28, 1999                                       $155,000

March 1, 1999 - February 29, 2000                                       $170,000

March 1, 2000 - February 28, 2001                                       $190,000

March 1, 2001 - February 28, 2002                                       $205,000

March 1, 2002 - February 28, 2003                                       $225,000

March 1, 2003 - February 29, 2004                                       $245,000

March 1, 2004 - February 28, 2005                                       $265,000

March 1, 2005 - February 28, 2006                                       $285,000

March 1, 2006 - February 28, 2007                                       $305,000

                                                                       EXHIBIT B
                                                                       ---------

                                    BENEFITS
                                    --------